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                                   EXHIBIT 23

                               CONSENT OF EXPERTS

                    (a) CONSENT OF COOPERS & LYBRAND L.L.P.
                       (b) CONSENT OF ARTHUR ANDERSEN LLP


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                      CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
C.M. Life Insurance Company

We consent to the inclusion in this registration statement on Form S-1 (File No. 333-02347) of our report, which includes explanatory paragraphs relating to the use of statutory accounting practices, which practices are not considered to be in accordance with generally accepted accounting principles, dated February 7, 1997 on our audit of the financial statements and financial statement schedules of C.M. Life Insurance Company. We also consent to the reference to our Firm under the caption "Experts".



COOPERS & LYBRAND, L.L.P.
Springfield, Massachusetts
April 7, 1997


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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement for C.M. Life Insurance Company.



                                       ARTHUR ANDERSEN LLP
Hartford, Connecticut
April 7, 1997

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